                                  AMENDMENT TO

                            PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) ("AVIF"), Invesco Distributors, Inc. (formerly known as Invesco Aim Distributors, Inc. and A I M Distributors, Inc.) ("Invesco"), and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, MetLife Investors Insurance Company of California, First MetLife Investors Insurance Company, and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April, 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     1. All references in the Agreement to the defined term "AVIF Prospectus," or to a "prospectus" or "prospectuses" of or relating a Fund or AVIF, shall mean and include a Summary Prospectus as defined in Rule 498 under the 1933 Act ("Rule 498") of a Fund or AVIF ("AVIF Summary Prospectus"), except as required by Section 2, below.

     2. Each Party's representations, warranties, and obligations under the Agreement with respect to the text composition, printing, mailing, and distribution of the AVIF Prospectus shall remain as they currently are, except that:

     a. LIFE COMPANY may, in its discretion and upon [10] days' advance written notice to AVIF and Invesco, print, mail, and distribute the AVIF Summary Prospectus in lieu of the Statutory Prospectus as defined in Rule 498 of AVIF or a Fund thereof ("AVIF Statutory Prospectus"),

               i. unless required by applicable law or regulation to deliver an AVIF Statutory Prospectus, or

               ii. unless AVIF determines to no longer authorize the use of the AVIF Summary Prospectus, in which case AVIF shall give LIFE COMPANY [60] days' advance written notice of the effectiveness of such determination to the extent necessary for LIFE COMPANY to arrange for the delivery of an AVIF Statutory Prospectus, provided that AVIF or Invesco shall be responsible for compliance with all provisions of Rule 498 other than paragraphs (1) and (2) of Rule 498(c) and (d), and paragraph (2) of Rule 498(f), or any successor provisions, which shall be the responsibility of LIFE COMPANY; provided further, that LIFE COMPANY shall be responsible for timely responding to any request that it may receive directly from a Participant investing in a Fund for a paper or an electronic copy of an AVIF Statutory Prospectus, Statement of Additional Information, or periodic report (each, an "AVIF Document") pursuant to Rule 498(f)(1) or any successor provision. It being understood that LIFE COMPANY will not direct Participants or prospective Participants to AVIF or Invesco for fulfillment thereof.

     b. LIFE COMPANY may, in its discretion and upon [10] days' advance written notice to AVIF and Invesco, print, mail, and distribute the AVIF Summary Prospectus in addition to, rather than in lieu of, the AVIF Statutory Prospectus, in which case AVIF or Invesco shall be responsible for compliance with paragraphs (a) and (b) of Rule 498, but not the other paragraphs of the Rule.

     c. AVIF or Invesco shall deliver to LIFE COMPANY electronic copies of both the AVIF Summary Prospectus and AVIF Statutory Prospectus for use by LIFE COMPANY. AVIF or Invesco also shall deliver to LIFE COMPANY the URL (uniform resource locator) for each AVIF Document to enable LIFE COMPANY to send a direct link to the document on the Internet by email in response to Participant requests for an electronic copy of any such document, as permitted by Rule 498(f)(1).

     d. LIFE COMPANY shall promptly notify AVIF and Invesco if it determines to no longer deliver the AVIF Summary Prospectus, and each Party shall promptly notify the other Parties if it becomes aware of facts or circumstances that may prevent the use or continued use of the AVIF Summary Prospectus in the manner contemplated hereby.

     3. None of the foregoing shall in any way limit the ability of AVIF's Board of Trustees to require the delivery of the AVIF Summary Prospectus in lieu of the AVIF Statutory Prospectus in the future.

     4. In all other respects, the Agreement shall remain the same. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

     IN WITNESS WHEREOF, each of undersigned parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the Effective Date.

AIM VARIABLE INSURANCE FUNDS            INVESCO DISTRIBUTORS, INC.
(INVESCO VARIABLE INSURANCE FUNDS)


By: /s/ John M. Zerr                    By: /s/ John S. Cooper
    ---------------------------------       ------------------------------------
Name: John M. Zerr                      Name: John S. Cooper
Title: Senior Vice President            Title: President

METROPOLITAN LIFE INSURANCE COMPANY     METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Alan C. Leland, Jr.             By: /s/ Paul L. LeClair
    ---------------------------------       ------------------------------------
Name: Alan C. Leland, Jr.               Name: Paul L. LeClair
Title: Vice President                   Title: Vice President and Actuary


METLIFE INVESTORS USA INSURANCE         METLIFE INVESTORS INSURANCE COMPANY
COMPANY


By: /s/ Paul L. LeClair                 By: /s/ Paul L. LeClair
    ---------------------------------       ------------------------------------
Name: Paul L. LeClair                   Name: Paul L. LeClair
Title: Vice President                   Title: Vice President


METLIFE INVESTORS INSURANCE             FIRST METLIFE INVESTORS INSURANCE
COMPANY OF CALIFORNIA                   COMPANY


By:                                     By: /s/ Paul L. LeClair
                                            ------------------------------------
Name:                                   Name: Paul L. LeClair
Title:                                  Title: Vice President


GENERAL AMERICAN INSURANCE COMPANY


By: Paul L. LeClair
    ---------------------------------
Name: Paul L. LeClair
Title: Vice President